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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 13, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



        Delaware                        1-6407                   75-0571592
(State or other jurisdiction of (Commission File Number)     (I.R.S. Employer
 incorporation                                              Identification No.)



            One PEI Center                                        18711
      Wilkes-Barre, Pennsylvania                               (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















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ITEM 5.  OTHER EVENTS

On March 13, 2003, CMS Energy Corporation and Southern Union Company received requests for additional information ("Second Requests") from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act relating to Southern Union's acquisition of Panhandle Eastern Pipe Line Company. CMS Energy and Southern Union intend to respond to the Second Requests as quickly as practicable, but unless issues raised by the FTC can be accommodated through a consent order settlement, the Second Requests will delay the closing of the transaction beyond March 31, 2003. The sale has been approved by the Massachusetts Department of Telecommunications and Energy and is pending before the Missouri Public Service Commission.


This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              SOUTHERN UNION COMPANY
                                              ----------------------
                                                   (Registrant)



Date     March 14, 2003               By  DAVID J. KVAPIL
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                                          David J. Kvapil
                                          Executive Vice President and
                                          Chief Financial Officer